UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number 000-50098

Date of Report (Date of earliest event reported):   July 3, 2025

PUBLIC COMPANY MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0493734
(IRS Employer Identification No.)

9340 Wilshire Boulevard,Suite 203
Beverly Hills, CA	90212
(Address of principal executive offices)	( Zip Code)

Not applicable
(Former name or former address, if changed since last report.)

310.862.1957
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCMC	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events Item

8.01 Other Events.

The Company has entered preliminary and substantive discussions regarding a potential business combination transaction with the controlling shareholder of Physicians Capital Management Corporation, a Maryland Corporation, a company that acquires and develops healthcare facilities and leases the facilities to healthcare operating companies, entities and individuals under long-term net leases. The leases generally require the tenant to bear most of the costs associated with the property. These discussions are exploratory in nature and are part of our ongoing efforts to evaluate strategic opportunities that align with our business objectives. No definitive agreement has been reached, and there is no assurance that a transaction will be completed. While we are actively engaged in negotiations, various factors, including due diligence, regulatory considerations, and final terms, remain subject to further review and discussion.

When these discussions progress, we intend to execute a Letter of Intent outlining the key terms of the proposed transaction and upon the signing, we will file a Form 8-K in accordance with applicable regulatory and corporate governance requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Company Management Corporation

Date: July 3, 2025	/s/ Quynh Hoa T. Tran
Quynh Hoa T. Tran
President and Chief Executive Officer